UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 31, 2006

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.

33-93644	Day International Group, Inc. (Incorporated in Delaware) 130 West Second Street Dayton, Ohio 45402 Telephone: (937) 224-4000	31-1436349

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
     On August 31, 2006, Day International, Inc. (“Day”), a directly wholly-owned subsidiary of Day International Group, Inc. (the “Company”), and Day International (UK) Holdings (“Day UK”), a directly wholly-owned subsidiary of Day, entered into a purchase agreement (the “Purchase Agreement”) to purchase Duco Holdings Limited and its wholly-owned subsidiary, Duco International Limited (together “Duco”) from the stockholders of Duco Holdings Limited. Duco, headquartered in the UK, is a printing blanket manufacturer with facilities in Slough and Swindon, England.
     The total purchase price under the Purchase Agreement is approximately $32 million, subject to a working capital adjustment. The transaction is expected to close in the next 90 days and is subject to approval from the competitive trade authorities in the UK and Germany as well as final approval by Day’s sources of financing.
     A copy of the press release announcing the completion of the purchase is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release issued by the Company on September 5, 2006, announcing the signing of the agreement to purchase Duco International.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAY INTERNATIONAL GROUP, INC.

(Registrant)

By: Name: Title:	/s/ Thomas J. Koenig Thomas J. Koenig Vice President and Chief Financial Officer
Date: September 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on September 5, 2006, announcing the signing of the agreement to purchase Duco International.